Exhibit 99.1

Citrix Reports Third Quarter 2017 Financial Results

Quarterly revenue of $691 million up 3% year-over-year

Quarterly GAAP diluted EPS of $0.82; non-GAAP diluted EPS of $1.22

Quarterly GAAP operating margin of 20 percent; non-GAAP operating margin of 32 percent

Deferred revenue of $1.7 billion up 13 percent year-over-year

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--October 25, 2017--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the third quarter of fiscal year 2017 ended September 30, 2017.

Financial Results

For the third quarter of fiscal year 2017, Citrix achieved revenue from continuing operations of $691 million, compared to $669 million in the third quarter of fiscal year 2016, representing 3 percent revenue growth.

GAAP Results

Net income from continuing operations for the third quarter of fiscal year 2017 was $127 million, or $0.82 per diluted share, compared to $112 million, or $0.71 per diluted share, for the third quarter of fiscal year 2016. Net income from continuing operations for the third quarter of fiscal year 2017 and 2016 includes restructuring charges of $9 million and $12 million, respectively, for severance and facility closing costs. Net income for the third quarter of fiscal year 2017 includes a tax benefit of approximately $8 million, or $0.05 per diluted share, related to the expiration of the statute of limitation for a prior domestic tax year.

Non-GAAP Results

Non-GAAP net income from continuing operations for the third quarter of fiscal year 2017 was $186 million, or $1.22 per diluted share, compared to $170 million, or $1.08 per diluted share for the third quarter of fiscal year 2016. Non-GAAP net income from continuing operations for the third quarter of fiscal year 2017 and 2016 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, and the tax effects related to these items. Non-GAAP net income from continuing operations for the third quarter of fiscal year 2016 also excludes separation costs and the tax effect related to this item. Non-GAAP net income per diluted share for the third quarter of fiscal year 2017 also reflects the anti-dilutive impact of the company’s convertible note hedges.

“I am pleased with our execution this quarter and our renewed discipline in managing our business. We are moving quickly to drive business transformation across Citrix, aligning with our customers’ desire to support multi-cloud and hybrid-cloud environments,” said David Henshall, president and CEO.

“I am excited about the opportunity we have moving forward and our potential over the next several years.”

Q3 Financial Summary

In reviewing the results from continuing operations for the third quarter of fiscal year 2017 compared to the third quarter of fiscal year 2016:

  Product and license revenue decreased 7 percent;
  Software as a service revenue increased 32 percent;
  Revenue from license updates and maintenance increased 6 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 7 percent;
  Net revenue increased in the EMEA region by 7 percent; increased in the Americas region by 2 percent; and decreased in the APJ region by 1 percent;
  Subscription revenue as a percentage of total revenue was 12 percent
  Deferred revenue totaled $1.7 billion as of September 30, 2017, compared to $1.5 billion as of September 30, 2016, an increase of 13 percent; and
  Cash flow from continuing operations was $255 million for the third quarter of fiscal year 2017, compared to $238 million for the third quarter of fiscal year 2016.

During the third quarter of fiscal year 2017:

  GAAP gross margin was 85 percent. Non-GAAP gross margin was 87 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 20 percent. Non-GAAP operating margin was 32 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and costs associated with restructuring programs.

Financial Outlook for Fiscal Year 2017

Citrix management expects to achieve the following results from continuing operations for the fiscal year ending December 31, 2017:

  Net revenue is targeted to be in the range of $2.82 billion to $2.83 billion.
  GAAP diluted earnings per share from continuing operations is targeted to be in the range of $2.80 to $2.93. Non-GAAP diluted earnings per share from continuing operations is targeted to be in the range of $4.79 to $4.81, excluding $0.46 related to the effects of amortization of acquired intangible assets, $1.07 related to the effects of stock-based compensation expenses, $0.22 related to the effects of amortization of debt discount, $0.37 related to restructuring charges, and $0.41 to $0.56 for the tax effects related to these items. Non-GAAP diluted earnings per share from continuing operations also excludes $0.30 related to certain tax charges incurred in connection with the separation of the GoTo business. Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges, which cannot be calculated without unreasonable efforts.

Preliminary Outlook for Fiscal Year 2018

The company's current preliminary outlook for the full fiscal year 2018 is for net revenue to grow by approximately 1 to 2 percent, excluding the transition impact of ASC 606 adoption, which will be effective January 1, 2018. In addition, Citrix management is targeting GAAP operating margin to be in the range of 19 percent to 20 percent, and non-GAAP operating margin to be in the range of 29 percent to 30 percent, excluding 6 percent related to the effects of stock-based compensation expense, 2 percent related to the effects of amortization of acquired intangible assets, and 2 percent related to restructuring charges.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Third Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, business outlook, and its business transformation plans to drive greater customer and shareholder value. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial and Preliminary Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with transitions in key personnel and succession risk, including transitions in the company's executive leadership; the success and growth of the company's product lines, including competition, demand and pricing dynamics and our ability to transition to new business models, including a subscription model, and markets for Citrix's virtualization and networking products and secure data services; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the risks associated with maintaining the security of our products, services, and networks, including securing customer data stored by our services; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the concentration of customers in Citrix’s networking business; the company's ability to develop, maintain a high level of quality and commercialize new products and services while growing its established virtualization and networking products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; disruptions to execution due to actions that may be taken as a result of Citrix's operational reviews; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business, and failure to realize expected benefits or synergies from divestitures; risks associated with the failure to achieve the expected strategic, operational and competitive benefits of the separation of the GoTo business, and the effect of the separation on Citrix’s shareholders, customers, partners and employees; tax risks related to the separation of the GoTo business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; the ability to maintain and protect our collection of brands; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; risks related to servicing our debt; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political uncertainty and social turmoil; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Product and licenses	$192,102	$206,041	$594,708	$627,581
Software as a service	45,810	34,673	126,053	98,552
License updates and maintenance	420,951	398,171	1,232,734	1,178,053
Professional services	32,062	29,851	93,334	97,310
Total net revenues	690,925	668,736	2,046,829	2,001,496

Cost of net revenues:
Cost of product and license revenues	27,277	28,059	89,723	93,077
Cost of services and maintenance revenues	61,096	55,337	184,922	168,874
Amortization of product related intangible assets	17,564	14,775	43,062	43,222
Total cost of net revenues	105,937	98,171	317,707	305,173
Gross margin	584,988	570,565	1,729,122	1,696,323

Operating expenses:
Research and development	107,113	101,741	316,478	304,624
Sales, marketing and services	249,499	244,495	764,564	724,343
General and administrative	79,378	79,617	237,033	236,775
Amortization of other intangible assets	3,733	3,907	11,071	11,449
Restructuring	8,552	12,176	18,678	61,312
Total operating expenses	448,275	441,936	1,347,824	1,338,503
Income from operations	136,713	128,629	381,298	357,820
Interest income	7,873	4,193	19,045	12,108
Interest expense	(11,726)	(11,254)	(35,286)	(33,605)
Other income (expense), net	981	494	3,166	(781)
Income from continuing operations before income taxes	133,841	122,062	368,223	335,542
Income tax expense	7,121	10,325	62,349	44,262
Income from continuing operations	126,720	111,737	305,874	$291,280
Income (loss) from discontinued operations, net of income taxes	—	20,164	(42,704)	$44,982
Net income	$126,720	$131,901	$263,170	$336,262

Diluted earnings (loss) per share:
Income from continuing operations	$0.82	$0.71	$1.96	$1.86
Income (loss) from discontinued operations	—	0.13	(0.28)	0.29
Diluted earnings per share:	$0.82	$0.84	$1.68	$2.15

Weighted average shares outstanding:
Weighted average shares outstanding - diluted	154,627	157,532	156,384	156,697

CITRIX SYSTEMS, INC.

Condensed Consolidated Balance Sheets

(In thousands - unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$940,869	$836,095
Short-term investments	562,893	726,923
Accounts receivable, net	464,801	681,206
Inventories, net	14,892	12,522
Prepaid expenses and other current assets	168,218	124,842
Current assets of discontinued operations	—	179,689
Total current assets	2,151,673	2,561,277
Long-term investments	1,054,952	980,142
Property and equipment, net	254,297	261,954
Goodwill	1,617,124	1,585,893
Other intangible assets, net	168,093	173,681
Deferred tax assets, net	195,755	233,900
Other assets	57,502	54,449
Long-term assets of discontinued operations	—	538,931
Total assets	$5,499,396	$6,390,227

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable	$56,772	$72,724
Accrued expenses and other current liabilities	225,036	256,799
Income taxes payable	3,493	39,771
Current portion of deferred revenues	1,173,348	1,208,229
Short-term debt	40,000	—
Convertible notes, short-term	—	1,348,156
Current liabilities of discontinued operations	—	172,670
Total current liabilities	1,498,649	3,098,349

Long-term portion of deferred revenues	505,723	476,135
Convertible notes, long-term	1,376,673	—
Other liabilities	122,740	119,813
Long-term liabilities of discontinued operations	—	7,708
Temporary equity from Convertible notes	—	79,495
Stockholders' equity:
Common stock	305	303
Additional paid-in capital	4,994,854	4,761,588
Retained earnings	3,790,452	4,010,737
Accumulated other comprehensive loss	(8,667)	(28,704)
Less - common stock in treasury, at cost	(6,781,333)	(6,135,197)
Total stockholders' equity	1,995,611	2,608,727
Total liabilities, temporary equity and stockholders' equity	$5,499,396	$6,390,227

CITRIX SYSTEMS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands - unaudited)

Nine Months Ended
September 30, 2017

OPERATING ACTIVITIES
Net Income	$263,170
Loss from discontinued operations	42,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	149,813
Stock-based compensation expense	127,219
Deferred income tax expense	32,367
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(8,063)
Other non-cash items	9,608
Total adjustments to reconcile net income to net cash provided by operating activities	310,944
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	216,139
Inventories	(3,350)
Prepaid expenses and other current assets	(15,836)
Other assets	(2,393)
Income taxes, net	(58,278)
Accounts payable	(17,039)
Accrued expenses and other current liabilities	(17,372)
Deferred revenues	(10,746)
Other liabilities	2,645
Total changes in operating assets and liabilities, net of the effects of acquisitions	93,770
Net cash provided by operating activities of continuing operations	710,588
Net cash used in operating activities of discontinued operations	(56,070)
Net cash provided by operating activities	654,518
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(966,067)
Proceeds from sales of available-for-sale investments	678,533
Proceeds from maturities of available-for-sale investments	377,719
Purchases of property and equipment	(61,670)
Cash paid for acquisitions, net of cash acquired	(60,449)
Cash paid for licensing agreements and technology	(5,865)
Other	490
Net cash used in investing activities of continuing operations	(37,309)
Net cash used in investing activities of discontinued operations	(3,891)
Net cash used in investing activities	(41,200)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	2,094
Proceeds from credit facility	165,000
Repayment of credit facility	(125,000)
Repayment of acquired debt	(4,000)
Stock repurchases, net	(574,957)
Cash paid for tax withholding on vested stock awards	(71,179)
Transfer of cash to GoTo Business resulting from the separation	(28,523)
Net cash used in financing activities	(636,565)
Effect of exchange rate changes on cash and cash equivalents	7,160
Change in cash and cash equivalents	(16,087)
Cash and cash equivalents at beginning of period	956,956
Cash and cash equivalents at end of period	$940,869

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, separation costs, the related tax effect of those items and separation-related tax charges or benefits. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Separation-related tax charges or benefits, which may include reversals of certain state R&D credits due to changes in expectations of realizability as a result of the separation of a significant business of the Company. The Company believes that these items do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended September 30, 2017
GAAP gross margin	84.7%
Add: stock-based compensation	0.2
Add: amortization of product related intangible assets	2.5
Non-GAAP gross margin	87.4%

Three Months Ended September 30, 2017
GAAP operating margin	19.8%
Add: stock-based compensation	7.5
Add: amortization of product related intangible assets	2.6
Add: amortization of other intangible assets	0.5
Add: restructuring charges	1.2
Non-GAAP operating margin	31.6%

	Three Months Ended September 30,
	2017	2016
GAAP net income from continuing operations	$126,720	$111,737
Add: stock-based compensation	51,732	40,843
Add: amortization of product related intangible assets	17,564	14,775
Add: amortization of other intangible assets	3,733	3,907
Add: amortization of debt discount	8,536	8,284
Add: separation costs	—	917
Add: restructuring charges	8,552	12,176
Less: tax effects related to above items	(30,690)	(22,796)
Non-GAAP net income from continuing operations	$186,147	$169,843

	Three Months Ended September 30,
	2017	2016
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	154,627	157,532
Less: effect of convertible note hedges	(1,484)	—
Non-GAAP weighted average shares outstanding	153,143	157,532

	Three Months Ended September 30,
	2017	2016
GAAP earnings per share from continuing operations - diluted	$0.82	$0.71
Add: stock-based compensation	0.34	0.26
Add: amortization of product related intangible assets	0.12	0.09
Add: amortization of other intangible assets	0.02	0.02
Add: amortization of debt discount	0.06	0.05
Add: separation costs	—	0.01
Add: restructuring charges	0.06	0.08
Less: tax effects related to above items	(0.20)	(0.14)
Non-GAAP earnings per share from continuing operations - diluted	$1.22	$1.08

Forward Looking Guidance

For the Twelve Months Ended December 31,
2017
GAAP earnings per share from continuing operations - diluted	$2.80 to $2.93
Add: adjustments to exclude the effects of amortization of intangible assets	0.46
Add: adjustments to exclude the effects of expenses related to stock-based compensation	1.07
Add: adjustments to exclude the effects of amortization of debt discount	0.22
Add: adjustments to exclude the effects of restructuring charges	0.37
Less: tax effects related to above items	(0.41) to (0.56)
Add: adjustments to exclude the effects of separation related tax charges	0.30
Non-GAAP earnings per share from continuing operations - diluted	$4.79 to $4.81

For the Twelve Months Ended December 31, 2018
GAAP operating margin	18.8% to 19.8%
Add: stock-based compensation	6.5
Add: amortization of acquired intangible assets	2.1
Add: restructuring charges	1.6
Non-GAAP operating margin	29.0% to 30.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com